UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2025

Creative Realities, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13100 Magisterial Drive, Suite 100, Louisville, KY 40223
(Address of principal executive offices)

(502) 791-8800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CREX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                  Entry Into Material Definitive Agreement.

Share Purchase Agreement

On October 15, 2025, Creative Realities, Inc. (“Creative Realities” or the “Company”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with its wholly owned subsidiary, 1001372953 Ontario Inc., an Ontario corporation (“Buyer”) and Cineplex Entertainment Limited Partnership, a Manitoba limited partnership (“Cineplex”) to acquire DDC Group International, Inc., an Ontario corporation and wholly owned subsidiary of Cineplex (“DDC”). DDC is the parent company of its wholly owned subsidiary, Cineplex Digital Media Inc., an Ontario corporation (“CDM”), and CDM’s wholly owned subsidiary, Cineplex Digital Media U.S. Inc., a Delaware corporation (“CDMUS”). In this report, DDC, CDM and CDMUS are collectively referred to as the “CDM Business,” and such acquisition is referred to as the “CDM Acquisition.”

Subject to the terms and conditions of the Share Purchase Agreement, at the closing of the CDM Acquisition, Creative Realities will acquire ownership of all of the issued and outstanding capital shares of DDC for a total purchase price of approximately CAD$70,000,000, subject to customary purchase price adjustments (the “Purchase Price”). The Share Purchase Agreement contains customary and negotiated representations, warranties, covenants, and indemnity provisions. The Share Purchase Agreement also contains closing conditions requiring that the Company shall have obtained debt and equity financing sufficient to pay the Purchase Price, that the CDM Acquisition shall have received regulatory approval pursuant to Canada's Competition Act, and other customary conditions. The Share Purchase Agreement contains certain termination rights for both Creative Realities and Cineplex, including rights to terminate the Share Purchase Agreement in the event of a material breach by the other party subject to a cure period), and the right of the parties to terminate the agreement on or after December 15, 2025 if the CDM Acquisition has not been consummated on such date, in each case, subject to the terms and condition of the Share Purchase Agreement.

Audited historical financial information for the operations comprising the CDM Business, together with pro forma financial information, will be made publicly available as required by applicable Securities and Exchange Commission (“SEC”) rules adn regulations.

The foregoing description of the Share Purchase Agreement and the CDM Acquisition is not a complete description thereof and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by this reference.

Securities Purchase Agreement and Certificate of Designations

On October 15, 2025, Creative Realities entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors (collectively, the “Buyers”), pursuant to which Creative Realities agreed to sell to the Buyers in a private placement, for an aggregate gross purchase price of $30.0 million, an aggregate of 30,000 shares of a newly established series of preferred stock, par value $0.01 per share, to be designated as Series A Convertible Preferred Stock (the “Preferred Shares”), which will have a stated value of $1,000 per share (the “Stated Value”) and will initially be convertible into 10,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), subject to the Beneficial Ownership Limitation and the Exchange Cap limitation discussed below (the “Offering”). The Company anticipates that the Offering will close concurrently with the closing of the CDM Acquisition, subject to the satisfaction of closing conditions (which include the closing of the CDM Acquisition). The Company plans to use the net proceeds of the Offering to pay a portion of the purchase price for the CDM Acquisition and for other general corporate purposes.

As provided in the Securities Purchase Agreement, before the closing of the Offering, the Company will file with the Secretary of State of the State of Minnesota a Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”). The Certificate of Designations, in the form attached as an exhibit to the Securities Purchase Agreement, will establish and set forth the designations, preferences, powers and rights of the Preferred Shares. Pursuant to the Certificate of Designations, holders of Preferred Shares will be entitled to vote on an as-converted basis with the Common Stock (after taking into the account the Beneficial Ownership Limitation and the Exchange Cap limitation).

The Preferred Shares will rank senior to the Common Stock as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Upon a liquidation, dissolution or winding up of the Company, the holders of Preferred Shares will be entitled to receive in cash, before any amount is paid to the holders of Common Stock, an amount per Preferred Share equal to the greater of (i) the Liquidation Preference (as defined below), or (ii) such amount per share as would have been payable had all Preferred Shares been converted into Common Stock immediately prior to such liquidation, dissolution or winding up.

The Preferred Shares will accrue dividends for a period of five years from and after the issuance date (the “Guaranteed Term”) at a rate of 5.25% per year on the Stated Value, which will be payable in cash only at the Company’s option beginning upon expiration of the Guaranteed Term. To the extent that, during the Guaranteed Term, (i) the Company undergoes any liquidation, dissolution, winding up, or “Fundamental Transaction” (as defined in the Certificate of Designations), or (ii) the Company elects to effect a Mandatory Conversion (as defined below) (each, a “Make Whole Event”), then, immediately prior to the effective time of such Make Whole Event, the amount of dividends accrued on the Preferred Shares will automatically be increased by an amount equal to any additional dividends that would have otherwise accrued on the Preferred Shares between the date of the Make Whole Event and the end of the Guaranteed Term (the “Make Whole Payment”), and the dividends will thereafter cease to accrue. In addition, holders of Preferred Shares will participate with the holders of Common Stock on an as-converted basis (without regard to any limitations or restrictions on conversion) to the extent any dividends are declared on the Common Stock.

Each Preferred Share will be convertible at the option of the holder from and after the date of issuance into shares of Common Stock (“Conversion Shares”) at a rate (the “Conversion Rate”) calculated by dividing (i) the Stated Value plus an amount per share equal to dividends accrued and unpaid through the date of determination (including, if applicable, any Make Whole Payment) (the “Liquidation Preference”), by (ii) by a conversion price of $3.00, subject to customary adjustment in the event of stock splits, stock dividends, and similar events (the “Conversion Price”), subject to the Beneficial Ownership Limitation and the Exchange Cap limitation.

A holder’s ability to convert and vote its Preferred Shares will be subject to certain limitations. Under the Beneficial Ownership Limitation (as such term is defined in the Securities Purchase Agreement), no holder of Preferred Shares may acquire Conversion Shares if the issuance thereof would result in the converting holder or its affiliates beneficially owning in excess of 19.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the issuance. Under the Exchange Cap limitation (as such term is defined in the Securities Purchase Agreement), the total number of Conversion Shares issuable upon conversion of outstanding Preferred Shares, when added to all Conversion Shares previously issued upon prior conversions, may not exceed 2,102,734 shares, which represents 19.99% of the Company’s issued and outstanding Common Stock immediately prior to entering into the Securities Purchase Agreement.  If the Company obtains shareholder approval to issue shares of Common Stock in excess of the conversion limitations, as required by applicable Nasdaq Listing Rules, a holder of Preferred Shares may elect for the Exchange Cap to cease to apply to the holder’s Preferred Shares, which election will become effective 61 days after the election. A holder of Preferred Shares, upon written notice to the Company, may decrease (and thereafter increase) the Beneficial Ownership Limitation; provided that the Beneficial Ownership Limitation in no event exceeds 19.99%, or, if such shareholder approval is obtained, 49.99%. Under the Securities Purchase Agreement, the Company has agreed to call and hold, not later than 90 days after the closing of the Offering, an annual or special meeting of shareholders to approve the issuance of Conversion Shares in excess of the Exchange Cap limitation and to increase the maximum Beneficial Ownership Limitation percentage to 49.99%. In addition, as a condition to the Closing, each director and executive officer of the Company will enter into a voting agreement under which the director or executive officer will agree to vote his or her shares of Common Stock in favor of such approval.

After the three year anniversary of the issuance date, if on any date (x) the Company’s EBITDA (as defined in the Certificate of Designations) for the four consecutive calendar quarters immediately preceding such date equals or exceeds $30.0 million, (y) the Net Debt Leverage Ratio (as defined in the Certificate of Designations) of the Company as of such date is less than 1.5X, and (z) the closing price of the Common Stock on its principal trading market equals or exceeds 300% of the then-applicable Conversion Price for 45 trading days during any 60 consecutive trading day period, the Company will have the right to cause the conversion of all of the outstanding Preferred Shares into Conversion Shares at the Conversion Rate (such conversion being a “Mandatory Conversion”).

The Preferred Shares will be subject to automatic redemption for cash upon a “Fundamental Transaction” by the Company, which includes a merger, sale of all or substantially all the assets of the Company, recapitalization, or the sale by the Company of shares resulting in more than 50% ownership by a person or group. In such event, the redemption price would be equal to the greater of (i) the Liquidation Preference or (ii) the consideration per share of Common Stock in the Fundamental Transaction (or, in the event of a Fundamental Transaction in which consideration does not consist solely of cash, the volume-weighted average price of the Common Stock immediately preceding the closing of the Fundamental Transaction).

The Certificate of Designations will provide that, for so long as the Buyer designated as the Lead Investor under the Securities Purchase Agreement (the “Lead Investor”) and its affiliates beneficially own at least 20% of the Conversion Shares underlying the Preferred Shares (the “Ownership Condition”), the Company may not, without the consent of the Lead Investor, (i) create, authorize, or issue any capital stock that rank senior to or pari passu with the Preferred Shares, (ii) incur debt that would result in the ratio of debt to EBITDA of the Company for preceding twelve calendar months would exceed 2.5:1, (iii) purchase or redeem, or pay or declare any dividend on shares of capital stock other than redemptions of or dividends on the Preferred Shares, (iv) complete an acquisition (other than the CDM Acquisition) with consideration above $5.0 million, (v) enter into, renew, extend or be a party to certain related party transactions, or (vi) amend, alter or repeal any provision of the Company’s articles of incorporation or bylaws in a manner that adversely affects the rights, powers and preferences of the Preferred Shares.

In addition, the Securities Purchase Agreement prohibits the Company from issuing Common Stock or securities convertible into or exchangeable or exercisable for Common Stock within 120 days of the closing of the Offering (subject to exceptions for stock plan issuances), and provides that, for so long as the Ownership Condition is satisfied, (i) the Lead Investor or its designees will have a right to participate on a pro rata basis in equity financing transactions, and (ii) the Company may not, without the consent of Lead Investor, issue securities that in the aggregate constitute more than 10% of the Company’s outstanding shares of Common Stock as of the closing of the Offering, subject to certain exceptions. The Securities Purchase Agreement also prohibits the Company from entering into or effecting variable rate transactions for five years following the closing of the Offering.

The Securities Purchase Agreement provides that the Board of Directors of the Company (the “Board”) will approve an increase in the size of the Board to seven directors, and will appoint each of Thomas B. Ellis and Todd B. Hammer to the Board effective as of the closing of the Offering, and will provide the Lead Investor with continuing director designation rights based on the beneficial ownership of the Lead Investor and its affiliates’ beneficial ownership of Common Stock on an as-converted basis. The director designation right will be limited to one Board designee at such time as the Lead Investor and its affiliates cease to beneficially own at least 15% of the Company’s outstanding shares of Common Stock on an as-converted basis, and the designation right will cease to exist if such beneficial ownership threshold fall below 5%.

The Securities Purchase Agreement includes a standstill provision pursuant to which the Lead Investor has agreed that neither it nor any of its affiliates or associates will, for a period of two (2) years after the closing of the Offering, initiate any corporate action relating to (i) the nomination of any individual to serve as a director of the Company (other than the pursuant to the director designation right described above), or (ii) any business combination, merger, tender offer, sale or acquisition of material assets, recapitalization, reorganization or any other extraordinary transaction involving the Company or its subsidiaries, subject to certain exceptions.

In addition to the foregoing, the Securities Purchase Agreement contains representations, warranties, and covenants that are customary for financing transactions such as the Offering, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Securities Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

At or prior to the closing of the Offering, the Company and the Buyers will enter into a registration rights agreement in the form attached as an exhibit to the Securities Purchase Agreement (the “Registration Rights Agreement”) pursuant to which the Company will agree to file a resale registration statement with respect to the resale of the Conversion Shares not later than 45 calendar days following the execution of the Registration Rights Agreement, and to use its reasonable best efforts to cause such resale registration statement to be declared effective by the SEC as soon as practicable, but in any event no later than 75 calendar days following the execution of the Registration Rights Agreement (or, in the event of a “full review” by the SEC, the 90th calendar day following the execution of the Registration Rights Agreement).

The foregoing descriptions of the Securities Purchase Agreement, the Certificate of Designations and the Registration Rights Agreement are not complete and are qualified in their entirety by the terms of the Securities Purchase Agreement attached as Exhibit 10.2 to this report and the terms of the forms of the Certificate of Designations and the Registration Rights Agreement attached as exhibits thereto, respectively, which are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K filed September 26, 2025, David Ryan Mudd resigned as Chief Financial Officer of the Company effective October 10, 2025. On October 10, 2025, the Company’s Board of Directors appointed Richard Mills, the Company’s current Chairman and Chief Executive Officer, as the interim Chief Financial Officer of the Company.

Item 7.01 Regulation FD Disclosure.

On October 16, 2025, the Company issued a press release announcing the foregoing matters, which is furnished as Exhibit 99.1 hereto.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statement and Exhibits.

(d)         Exhibits

Exhibit No.	Description
10.1*	Share Purchase Agreement, by and among the registrant, 1001372953 Ontario Inc., and Cineplex Entertainment Limited Partnership, dated as of October 15, 2025
10.2*	Securities Purchase Agreement, by and between the registrant and the Buyers listed therein, dated as of October 15, 2025
99.1	Press release dated October 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) and/or 601(b)(10)(iv) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act, for any exhibits or schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATIVE REALITIES, INC.:

Dated: October 16, 2025	By:	/s/ Richard Mills
Richard Mills
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Share Purchase Agreement, by and among the registrant, 1001372953 Ontario Inc., and Cineplex Entertainment Limited Partnership, dated as of October 15, 2025
10.2*	Securities Purchase Agreement, by and between the registrant and the Buyers listed therein, dated as of October 15, 2025
99.1	Press release dated October 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) and/or 601(b)(10)(iv) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act, for any exhibits or schedules so furnished.